UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 17, 2009 (November 16, 2009)

NEUROGESX, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-33438	94-3307935
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2215 Bridgepointe Parkway, Suite 200, San Mateo, California 94404

(Address of principal executive offices, including zip code)

650-358-3300

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.	OTHER EVENTS

On Monday, November 16, 2009, NeurogesX, Inc. (the “Company”) issued a press release announcing that the Company received approval of its New Drug Application (“NDA”) from the U.S. Food and Drug Administration (“FDA”) for the Company’s lead product candidate Qutenza for the treatment of Postherpetic Neuralgia (the “Press Release”). A copy of this press release is being filed with this Current Report on 8-K as Exhibit 99.1, and is incorporated by reference into this Item 8.01.

In addition, on Tuesday November 17, 2009 at 8:30 a.m. ET (5:30 a.m. PT), the Company will hold a teleconference to discuss the FDA’s response to the Qutenza NDA.

To participate, please dial 1-877-407-0789 (USA) or 1-201-689-8562 (International). To access the live web cast please visit the Investor Relations section on the corporate web site at http://www.neurogesx.com.

A replay of the conference call will be available beginning November 17, 2009 at 11:30 a.m. ET (8:30 a.m. PT) and ending on December 17, 2009 by dialing 1-877-660-6853 (USA) or 1-201-612-7415 (International), Account Number: 3055, Conference ID Number: 338031. A replay of the webcast will also be available on the corporate website for one month, through December 17, 2009.

A copy of the Press Release, dated November 16, 2009, and teleconference script are filed as Exhibit 99.1 and Exhibit 99.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein. The contents of the press release and teleconference script are deemed to be filed for purposes of the Securities Exchange Act of 1934, as amended.

Item 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

The following Exhibits are filed as part of this Current Report on Form 8-K:

Exhibit No.	Description

99.1	Press release entitled, “NeurogesX Receives FDA Approval of Qutenza™ (capsaicin) 8% Patch for Treatment of Postherpetic Neuralgia (PHN)”, dated November 16, 2009.

99.2	Script of November 17, 2009 teleconference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEUROGESX, INC.

By:	/S/ STEPHEN F. GHIGLIERI
Stephen F. Ghiglieri
Chief Financial Officer

Date: November 17, 2009

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release entitled, “NeurogesX Receives FDA Approval of Qutenza™ (capsaicin) 8% Patch for Treatment of Postherpetic Neuralgia (PHN)”, dated November 16, 2009.

99.2	Script of November 17, 2009 teleconference.

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